Exhibit 99.1

*PRESS RELEASE*

Contact:

Cincinnati Bancorp

Robert A. Bedinghaus, Executive Chairman

(513) 347-2280

Cincinnati Federal Completes Merger with

Kentucky Federal Savings and Loan Association

Cincinnati, OH; October 12, 2018 – Cincinnati Bancorp (OTCPink: CNNB) (the “Company”), the holding company for Cincinnati Federal, today announced that Cincinnati Federal completed its merger with Kentucky Federal Savings and Loan Association, Covington, Kentucky (“Kentucky Federal”), effective October 12, 2018.

Robert A. Bedinghaus, Executive Chairman of the Company and Cincinnati Federal, said, “We are extremely excited to complete our combination with Kentucky Federal and extend a warm welcome to Kentucky Federal’s customers. We expect the combination will provide an excellent platform to grow and diversify our franchise in new, contiguous markets with similar economic and demographic characteristics to our existing markets.”

As a result of the merger, Kentucky Federal’s three banking offices, in Covington, Florence and Williamstown, Kentucky, now operate as branch offices of Cincinnati Federal under the name “Kentucky Federal, A Division of Cincinnati Federal.” Kentucky Federal’s depositors and borrowers as of the effective date of the merger became depositors and borrowers of Cincinnati Federal and members of Cincinnati Federal’s parent mutual holding company, CF Mutual Holding Company (“CF MHC”). On the effective date of the merger, the Company issued from its authorized but unissued shares of common stock, 63,382 shares of common stock to CF MHC in consideration of Kentucky Federal’s appraised value as determined by an independent appraisal.

About Cincinnati Bancorp

Cincinnati Bancorp is the parent company of Cincinnati Federal. Cincinnati Federal is a community bank that operates through its main office in Green Township and six other full-service branches in Greater Cincinnati, Ohio (Miami Heights, Anderson, and Price Hill) and in Kentucky (Covington, Florence and Williamstown). It also operates a loan production office in Mason, Ohio.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: management plans relating to the proposed transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made. The Company does not assume any duty and does not undertake any duty to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that the Company anticipated in its forward-looking statements and future results could differ materially from historical performance.

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